                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            TRANSWITCH CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                            TRANSWITCH CORPORATION
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            TRANSWITCH CORPORATION

                               8 PROGRESS DRIVE
                          SHELTON, CONNECTICUT 06484

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TranSwitch Corporation, a Delaware corporation (the "Corporation"), will be held on Thursday, May 29, 1997, at 10:00 A.M., Connecticut time, at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut 06484 for the following purposes:

    1. To elect a Board of Directors for the ensuing year.

    2. To consider and act upon a proposal to approve an amendment to the Corporation's Amended and Restated 1995 Stock Plan to increase the number of shares of Common Stock, par value $.001 per share, of the Corporation authorized to be issued thereunder by an additional 900,000 shares, for a total of 2,469,019 shares authorized to be issued thereunder.

    3. To ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only stockholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors


                                          Michael C. McCoy
                                          Secretary

Shelton, Connecticut
April 24, 1997

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF STOCKHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                            TRANSWITCH CORPORATION

                               8 PROGRESS DRIVE
                          SHELTON, CONNECTICUT 06484

                               ----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

                               ----------------

                                APRIL 24, 1997

  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of TranSwitch Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997, at 10:00 A.M., at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut 06484, or at any adjournments thereof (the "Annual Meeting").

  Only stockholders of record as of the close of business on April 15, 1997, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of that date, 12,057,092 shares of Common Stock, $.001 par value per share, of the Corporation were issued and outstanding. Stockholders are entitled to cast one vote for each share held of record by them on each proposal submitted to a vote at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised, or (ii) voting in person at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

  The persons named as attorneys in the proxies, Dr. Santanu Das and Michael
F. Stauff, were selected by the Board of Directors and are directors and/or officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

  In addition to the election of directors, the stockholders will consider and vote upon proposals (i) to approve an amendment to the Corporation's Amended and Restated 1995 Stock Plan to increase the number of shares of Common Stock of the Corporation authorized to be issued thereunder by an additional 900,000 shares, for a total of 2,469,019 shares authorized to be issued thereunder, and (ii) to ratify the selection of auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

  The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 24, 1997.

                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth as of April 15, 1997 certain information regarding the ownership of shares of the Corporation's Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock of the Corporation outstanding at such date, (ii) each director (or nominee for director) of the Corporation, (iii) each Named Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers--Executive Compensation") and (iv) all directors (and nominees for director) and officers as a group. Unless otherwise indicated below, each person listed below maintains a business address at c/o TranSwitch Corporation, 8 Progress Drive, Shelton, Connecticut 06484.

                                                        AMOUNT AND
                                                        NATURE OF
                                                        BENEFICIAL    PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP(1) OF CLASS(2)
         ------------------------------------          ------------ -----------
Dr. Santanu Das(3)....................................    214,844       1.8%
Dr. Albert E. Paladino(4).............................    213,311       1.8%
 c/o Advanced Technology Ventures
 281 Winter Street
 Suite 350
 Waltham, MA 02154
Dr. Steward S. Flaschen(5)............................    115,371         *
Jitender Vij(6).......................................     57,273         *
Michael F. Stauff(7)..................................     49,692         *
Francisco A. Middleton(8).............................     48,850         *
Robert G. Pico(9).....................................     46,508         *
Dr. Charles Lee(10)...................................     33,804         *
 c/o Lee Enterprise
 Suite 202 Old
 Greenwich, CT 06870
John C. McDonald(11)..................................     30,000         *
Dr. Ljubomir Micic(12)................................     25,000         *
 c/o Van Net A Project Management GmbH
 Alderstrasse 19
 79098 Freiburg, Germany
James J. Millar.......................................        302         *
 221 Nassau Street
 Princeton, NJ 08542
All directors and officers as a group (16 per-
 sons)(13)............................................  1,054,325       8.5%

--------
 * Less than 1% of the outstanding Common Stock.
(1) Except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as owned based upon information provided to the Corporation by the directors (and nominees), officers and principal stockholders.
(2) Percentages of ownership are based upon 12,057,092 shares of Common Stock issued and outstanding as of April 15, 1997. Shares of Common Stock subject to options or warrants that are exercisable within 60 days after April 15, 1997 ("Presently Exercisable Securities") are deemed outstanding for computing the percentage ownership of the person holding such Presently Exercisable Securities, but are not deemed outstanding for the percentage ownership of any other person.

(3) Includes 90,000 shares owned and 114,844 shares subject to Presently Exercisable Securities held by Dr. Das. Also includes 10,000 shares owned by family members of Dr. Das. Dr. Das disclaims beneficial ownership of the shares owned by his family members.
(4) Consists of 27,064 shares owned by Dr. Paladino, 26,957 shares owned by Advanced Technology Ventures II ("ATV II"), and 159,290 shares owned by Advanced Technology Ventures III, L.P. ("ATV III"). The sole general partner of ATV II is NP Associates, and the sole general partner of ATV III is ATV Associates III, L.P. Dr. Paladino is a general partner of NP Associates and ATV Associates III and may be deemed to share voting and investment power over the shares owned by ATV II and ATV III. Dr. Paladino disclaims beneficial ownership of the shares owned by ATV II and ATV III, except to the extent of his pecuniary interests therein.
(5) Includes 49,433 shares owned by the Joyce D. Flaschen Revocable Investment Trust of which Dr. Flaschen is the trustee, and 53,438 shares owned by the Steward S. Flaschen Revocable Investment Trust of which Dr. Flaschen is the trustee. Dr. Flaschen disclaims beneficial ownership of the shares held by the Joyce D. Flaschen Revocable Investment Trust. Also includes 12,500 shares subject to Presently Exercisable Securities.
(6) Includes 18,895 shares owned and 30,378 shares subject to Presently Exercisable Securities held by Mr. Vij. Also includes 8,000 shares owned by children of Mr. Vij. Mr. Vij disclaims beneficial ownership of the shares owned by his children.
(7) Consists of 20,051 shares owned and 29,641 shares subject to Presently Exercisable Securities.
(8) Consists of 28,705 shares owned and 20,145 shares subject to Presently Exercisable Securities.
(9) Consists of 20,927 shares owned and 25,581 shares subject to Presently Exercisable Securities.
(10) Consists of 13,804 shares owned and 20,000 shares subject to Presently Exercisable Securities.
(11) Consists of 22,500 shares owned by John C. McDonald and Gayle Ann McDonald, Trustees under Revocable Trust Agreement dated April 23, 1973, as amended, F/B/O John C. McDonald and Gayle Ann McDonald and 7,500 shares subject to Presently Exercisable Securities.
(12) Consists of 17,500 shares owned and 7,500 shares subject to Presently Exercisable Securities.
(13) Includes 370,334 shares subject to Presently Exercisable Securities.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met nine (9) times during the fiscal year ended December 31, 1996. The Audit Committee of the Board of Directors, consisting of Dr. Lee (Chairman), Mr. Millar, Mr. McDonald and Dr. Flaschen, reviews with the Corporation's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Corporation's financial statements following completion of their audit and the Corporation's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit Committee met two (2) times during the fiscal year ended December 31, 1996. The Compensation Committee of the Board of Directors, consisting of Dr. Paladino (Chairman), Dr. Lee, Mr. Millar and Dr. Flaschen, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers the Corporation's stock option and stock purchase plans. The Compensation Committee met ten (10) times during the fiscal year ended December 31, 1996. The Board of Directors does not currently have a standing nominating committee. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees on which he serves.

                     OCCUPATIONS OF DIRECTORS AND OFFICERS

  The following table sets forth the current directors and officers of the Corporation and the Nominees to be elected at the Annual Meeting, their ages and the positions currently held by each such person with the Corporation.

          NAME            AGE                           POSITION
          ----            ---                           --------
Dr. Santanu Das.........   52 President, Chief Executive Officer and Director
Michael F. Stauff.......   47 Senior Vice President, Chief Financial Officer and Treasurer
William G. Bartholomay..   50 Vice President, Engineering
John H. Haynes..........   53 Vice President, Sales
Michael C. McCoy........   48 Vice President, Controller and Secretary
Francisco A. Middleton..   46 Vice President, Transmission Products
Robert G. Pico..........   52 Vice President, Business Development
Kandaswamy Thangamuthu..   53 Vice President, Operations
Daniel C. Upp...........   56 Vice President, Technology Strategy
Jitender K. Vij.........   49 Vice President, Systems Engineering
Dr. Steward S.
 Flaschen(1)(2).........   70 Director
Dr. Charles Lee(1)(2)...   57 Director
John C. McDonald(2).....   61 Director
Dr. Ljubomir Micic......   66 Director
James J. Millar(1)(2)...   38 Director
Dr. Albert E.
 Paladino(1)............   64 Director

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

NOMINEES FOR ELECTION OF DIRECTORS AT THE ANNUAL MEETING

  Dr. Santanu Das, a founder of the Corporation, has been President, Chief Executive Officer and a director of the Corporation since its inception in 1988. Prior to joining the Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation where he worked from 1986 through August of 1988. Prior to joining Spectrum Digital Corporation, he held various positions, including Director, Applied Technology Division of ITT Corporation's Advanced Technology Center. Dr. Das holds a Ph.D. from Washington University, St. Louis and an undergraduate degree from Jadavpur University, Calcutta, India.

  Dr. Steward S. Flaschen, a founder of the Corporation, has been a director of the Corporation and Chairman of the Board of Directors since the Corporation's inception. Dr. Flaschen is Chairman of the Board of Telco Systems, an SEC Independent General Partner of Merrill Lynch Venture Capital and member of the Board of Directors of Sipex Corporation, a semiconductor company. He was previously a Senior Vice President and a member of the Management Policy Board and a General Technical Director of ITT Corporation. Prior to joining ITT Corporation, Dr. Flaschen was Director of Research and Development of the Semiconductor Products Division of Motorola Corporation.

  Dr. Charles Lee became a director of the Corporation in August 1989. He has thirty years of experience in telecommunications and specializes in the emerging growth markets of China and the far east. Dr. Lee is Chairman of Charles Lee Enterprise, a telecommunications business development and consulting firm, and is also a director of BroadBand Technologies, Inc. and Voysys Corporation. He holds two M.S. degrees and a Ph.D. from the University of Minnesota.

  Dr. Ljubomir Micic has been a director of the Corporation since June 1994. He is the Chief Executive Officer of VEN-NET-A, a German consulting company. Prior to his retirement from ITT

Corporation in 1990, he was a Vice President of ITT Corporation and Chairman of its Semiconductor Division.

  Dr. Albert E. Paladino has been a director of the Corporation since its inception in 1988. He is a general partner of Advanced Technology Ventures, a venture capital firm specializing in investing in early stage technology enterprises. Dr. Paladino serves as a director of numerous high technology companies, including Millitech Corporation, R F Micro Devices, Inc. and Thunderbird Technologies. He holds a B.S. and M.S. from Alfred University and a ScD from the Massachusetts Institute of Technology.

ADDITIONAL CURRENT DIRECTORS

  John C. McDonald has been a director of the Corporation since October 1992. He is a director of The Burnham Fund, a public growth and income mutual fund. He also has been the President of MBX Inc., a communications research firm, since June of 1991. Prior to joining MBX Inc., Mr. McDonald was Chief Scientist of Contel Corporation.

  James J. Millar has been a director of the Corporation since March 1992. He has been a general partner of Early Stage Enterprises, a private venture capital firm, since July 1996. Prior to Early Stage Enterprises, Mr. Millar was a general partner of DSV Management, Ltd., a private venture capital firm, with which he had been associated since 1985.

OFFICERS

  Michael F. Stauff is Senior Vice President, Chief Financial Officer and Treasurer of the Corporation. Prior to joining the Corporation in November 1994, Mr. Stauff was the Vice President, Treasurer and Chief Financial Officer of I.M. Holdings, an international manufacturer of marine electronic and hardware products, since 1985. He holds a B.S.B.A. and an M.B.A. from Northeastern University.

  William G. Bartholomay has been the Corporation's Vice President, Engineering, since 1994. From 1992 to 1994, Mr. Bartholomay held various positions with the Corporation, including Director, Special VLSI Projects. Prior to joining the Corporation, Mr. Bartholomay was Director of the Shelton Development Center for Ascom Timeplex and prior to that held positions at Alcatel Advanced Technology Center, ITT Corporation and AT&T. Mr. Bartholomay holds a B.S.E.E. from the University of California, Davis Campus, and a M.S.E.E. from the Massachusetts Institute of Technology.

  John H. Haynes has been the Corporation's Vice President, Sales, since May 1996. Mr. Haynes joined the Corporation from Analog Devices, Inc. where he served as Northeast Area Director (U.S.A. and Canada) and in other sales positions over a 20-year period. He holds an H.N.C. in electrical engineering from Reddington College, England.

  Michael C. McCoy, a founder of the Corporation, is the Corporation's Vice President, Controller and Secretary. Mr. McCoy has been the Secretary of the Corporation since its inception and was Director of Finance and Administration from the Corporation's inception to July 1995. Since July 1995, he has been Vice President and Controller. Prior to joining the Corporation, Mr. McCoy was Division Controller of the Advanced Technology Division of ITT Corporation. He holds a B.S.B.A. from Kent State University.

  Francisco A. Middleton has been Vice President, Transmission Products since October 1995. Mr. Middleton was the Corporation's Vice President, Applications Engineering from December 1993 to October 1995, Vice President, Strategic Programs from August 1992 to November 1993 and Vice President, Engineering and Operations from May 1990 to August 1992. Prior to joining the

Corporation in May 1990, he was General Manager of the Electronics Division of Yale Security, Inc. Prior to his work at Yale Security, Inc., he had spent 15 years at ITT Corporation, most recently as Director of Technology Strategy. He holds a B.S.E.E. from National Polytechnic Institute in Mexico City, Mexico.

  Robert G. Pico is the Corporation's Vice President, Business Development. Prior to joining the Corporation in October 1989, Mr. Pico spent nine years at ITT Telecom, most recently as Corporate VLSI/ASIC Worldwide Purchasing Manager. Prior to joining ITT Telecom, he held various positions with United Technologies Corporation's Hamilton Standard Division over the course of 12 years. He holds a B.S.E.E. from the University of Hartford and a M.S. in physics from Trinity College.

  Kandaswamy Thangamuthu has been Vice President, Operations of the Corporation since joining the Corporation in November 1993. From 1988 to November 1993, he was the President of Elcomp International Inc., a technical and management consulting firm specializing in technology transfer and set-up of engineering, wafer processing and assembly operations in Far East countries. Prior to joining Elcomp International Inc., he held several executive level positions with ITT Corporation in the areas of VLSI, Product Engineering, CAD and Manufacturing where he was employed for more than 10 years. Mr. Thangamuthu holds an M.S.E.E. from the University of Illinois and an M.B.A. from the University of New Haven.

  Daniel C. Upp, a founder of the Corporation, has been its Vice President, Technology Strategy since May 1990. From April 1988 to May 1990, he was Director of Engineering. Prior to joining the Corporation, Mr. Upp was Director of Exploratory Systems for ITT Corporation's Advanced Technology Center, where he was employed for 10 years. He holds a B.S.E.E. and a M.S.E.E. from Ohio State University.

  Jitender K. Vij is the Corporation's Vice President, Systems Engineering. From 1990 to 1993, Mr. Vij held various positions with the Corporation, including most recently Vice President, Applications, Engineering. Prior to joining the Corporation, Mr. Vij was Technical Director for Southern New England Telecommunications and prior to that held senior positions at Alcatel Advanced Technology Center and Teleglobe, Canada. Mr. Vij holds a B.S.E.E. from Punjab University, India.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

  Summary Compensation. The following table sets forth the compensation earned by the Corporation's Chief Executive Officer and each of the four other most highly compensated officers of the Corporation whose total salary and bonus for 1996 exceeded $100,000 (collectively, the "Named Officers") for services rendered in all capacities to the Corporation for 1994, 1995 and 1996:

                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                       ANNUAL COMPENSATION      COMPENSATION
                                       -------------------- ---------------------
                                                            SECURITIES UNDERLYING
 NAME AND PRINCIPAL POSITION   YEAR      SALARY     BONUS          OPTIONS
 ---------------------------   ----    ---------- --------- ---------------------
 Dr. Santanu Das.............  1996    $  178,173 $  39,000        80,000
  President and Chief Execu-   1995       170,000    86,000        30,000
  tive Officer                 1994       168,250    25,000           --
 Robert G. Pico..............  1996       148,740         0        22,000
  Vice President, Business     1995       140,450    15,000         2,000
  Development                  1994       132,300     9,000         1,200
 Francisco A. Middleton(1)...  1996       127,061     7,000        23,025
  Vice President, Transmis-    1995       117,725    15,025         3,000
  sion Products                1994       117,376    13,000         1,300
 Jitender Vij................  1996       116,015     7,000        26,025
  Vice President, Systems En-  1995(2)        --        --            --
  gineering                    1994(2)        --        --            --
 Michael F. Stauff(1)........
  Senior Vice President,       1996       112,752    10,000        22,300
  Chief Financial Officer and  1995       105,030    28,000         5,000
  Treasurer                    1994(3)        --        --            --

--------
(1) Messrs. Middleton and Stauff will each receive a severance payment equal to three months salary if the Corporation terminates his employment.
(2) Information is not provided for 1994 and 1995 because Mr. Vij was not a Named Officer, as described in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended.
(3) Information is not provided for 1994 because Mr. Stauff was not a Named Officer, as described in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended.

  Option Grants. The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1996 under the Corporation's Amended and Restated 1995 Stock Plan to the Named Officers (the Corporation did not grant any stock appreciation rights during fiscal 1996):

                             OPTION GRANTS IN 1996

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                              ANNUAL RATES OF
                                                                                STOCK PRICE
                                                                               APPRECIATION
                                         INDIVIDUAL GRANTS                  FOR OPTION TERM(4)
                          ------------------------------------------------ ---------------------
                          NUMBER OF   PERCENT OF
                          SECURITIES TOTAL OPTIONS
                          UNDERLYING  GRANTED TO     EXERCISE
                           OPTIONS     EMPLOYEES      PRICE     EXPIRATION
          NAME            GRANTED(1)  IN YEAR(2)   ($/SHARE)(3)    DATE       5%         10%
          ----            ---------- ------------- ------------ ---------- --------- -----------
Dr. Santanu Das.........    80,000        5.3          9.76        2006      478,247   1,223,785
Robert G. Pico..........    22,000        1.5          9.68        2006      131,130     334,887
Francisco A. Middleton..    23,025        1.5          9.61        2006      136,899     349,039
Jitender Vij............    26,025        1.7          9.55        2006      154,418     393,159
Michael F. Stauff.......    22,300        1.5          9.68        2006      132,948     339,582

--------
(1) These options have terms of 10 years from the date of grant and become exercisable as to 25% of the shares covered thereby on the date of grant, an additional 12.5% six months thereafter, an additional 12.5% six months thereafter and an additional 6.25% at the end of each three-month period thereafter until such options are fully exercisable.
(2) Options to purchase a total of 1,524,630 shares were granted to employees (including the Named Officers) in fiscal 1996 under the Corporation's Amended and Restated 1995 Stock Plan.
(3) The exercise price was the fair market value of a share of the Corporation's Common Stock at the time of grant as determined in accordance with the Corporation's Amended and Restated 1995 Stock Plan. The exercise price may be paid in cash or in shares of the Corporation's Common Stock valued at fair market value on the exercise date.
(4) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is based on the fair market value at the time of grant and assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price, pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value does not represent the Corporation's prediction of its stock price performance. This table does not take into account any appreciation or depreciation in for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

  Option Exercises and Unexercised Option Holdings. The following table sets forth certain information concerning option exercises and unexercised stock options held as of December 31, 1996 by each of the Named Officers:

                          AGGREGATED OPTION EXERCISES
                          AND YEAR END OPTION VALUES

                                                                              VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES          IN-THE-MONEY
                                                   UNDERLYING UNEXERCISED          OPTIONS AT
                                                     OPTIONS AT YEAR-END           YEAR-END(2)
                                                  ------------------------- -------------------------
                            SHARES
                           ACQUIRED      VALUE
          NAME            ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- ----------- ----------- ------------- ----------- -------------
Dr. Santanu Das.........         0            0     216,425      86,075       831,531      75,094
Robert G. Pico..........    23,500      129,655      21,075      16,625        62,328       2,781
Francisco A. Middleton..     5,500       59,015      24,688      18,137        77,335       2,781
Jitender Vij............    18,000      231,530      32,013      21,262       112,235       3,338
Michael F. Stauff.......     5,000       16,650      28,650      33,650        77,875      77,875

--------
(1) Calculated as the difference between the fair market value of the underlying securities at the exercise date of the underlying options and the aggregate exercise price.
(2) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on December 31, 1996, multiplied by the number of shares underlying the options.

  Employment Agreements and Severance Policy. None of the Named Officers has a long-term employment agreement with the Corporation. The employment of each of the Named Officers may be terminated by the Corporation at any time. The Corporation's policy is to pay a severance payment of three months' base salary to any of the Named Officers whose employment is terminated by the Corporation. Letters sent by the Corporation to Francisco Middleton and Michael Stauff offering them employment with the Corporation expressly contain this three months severance provision.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors currently consists of Dr. Albert E. Paladino (Chairman), Dr. Steward S. Flaschen, Dr. Charles Lee and James J. Millar, each of whom is an independent, non-employee director. The Compensation Committee is responsible for developing the compensation programs that relate to the Corporation's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. The Compensation Committee also oversees the general compensation structure for all of the Corporation's employees. In addition, the Compensation Committee administers the Corporation's 1989 Stock Option Plan, Amended and Restated 1995 Stock Plan and 1995 Employee Stock Purchase Plan.

  The Corporation's executive compensation program established by the Compensation Committee is designed to provide levels of compensation in formats that assist the Corporation in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Corporation's key decision makers based upon performance and designed to provide appropriate incentives for maximization of the Corporation's short- and long-term financial results for the benefit of the Corporation's stockholders.

  In order to meet its objectives, the Compensation Committee has chosen three basic components for the Corporation's executive compensation program to meet the Corporation's compensation philosophy. Base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Corporation's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Annual bonuses, which are directly linked to the Corporation's yearly performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Stock option grants, under the long-term component of executive compensation, are designed to incentivize and reward executive officers and key employees for delivering value to the Corporation's stockholders over a longer, measurable period of time. Historically, the Corporation has used the grant of stock options that vest over some measurable period of time, currently four years, to accomplish this objective.

  Dr. Santanu Das is the President and Chief Executive Officer and a director of the Corporation. His fiscal 1996 performance was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Corporation's financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Dr. Das of other non-financial goals. In assessing Dr. Das' performance for fiscal 1996, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prevents publicly-held corporations from deducting, for federal income tax purposes, compensation (including compensation recognized by the executive as a result of exercising a non-qualified stock option) in excess of $1 million paid to certain executives, with certain exceptions. The Compensation Committee has considered these requirements and it is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

MEMBERS OF THE COMPENSATION COMMITTEE:

  Dr. Albert E. Paladino (Chairman)
  Dr. Steward S. Flaschen
  Dr. Charles Lee
  James J. Millar

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Corporation receive a stipend of $7,000 per year, payable quarterly, and a participation fee of $1,000 for each meeting of the Board of Directors attended and for each committee meeting attended, unless the committee meeting is held on the same date as a meeting of the Board of Directors. Likewise, each non-employee director receives a participation fee of $1,000 for each meeting of the Board of Directors of any subsidiary of the Corporation or any of its committees attended, unless the committee meeting is held on the same day as a Board of Directors meeting. No employee of the Corporation receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

  Each non-employee director of the Corporation is also entitled to participate in the Corporation's 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each director who is not also an employee of the Corporation receives upon the date of his or her initial election as a director an option to purchase 12,500 shares of Common Stock, which option is one-third vested on the date of grant and vests as to an additional one-third on each of the first and second anniversaries of the date of grant. In addition, on each one-year anniversary of the date a non-employee director is first elected to the Board of Directors, so long as he or she is still a director on that date, such director receives an option to purchase 7,500 shares of Common Stock, vesting in full on the first anniversary of the date of grant. All options granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each option is for a period of five years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within 90 days after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option automatically becomes fully vested and is exercisable until the scheduled expiration date of the Option).

  The Corporation has purchased directors' and officers' liability insurance from General Star Indemnity and Zurich Insurance covering all of the Corporation's directors and officers. The aggregate premium for this insurance policy in 1996 was $175,000.

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on June 14, 1995 through December 31, 1996, with the cumulative total return on (i) a group consisting of 40 corporations in the Corporation's Standard Industrial Classification (SIC) Code 3674--Semiconductors and Related Devices (the "SIC Code 3674 Index"),* (ii) a group of the Corporation's Peer Companies on a line of business basis (the "Peer Group")* and (iii) the Nasdaq Composite Index (Total Return) (the "Nasdaq Composit Index"). The comparison assumes $100 was invested on June 14, 1995 in the Corporation's Common Stock, the SIC Code 3674 Index, The Peer Group and the Nasdaq Composite Index and assumes reinvestment of dividends, if any.

      COMPARISON OF FIVE YEAR** CUMULATIVE TOTAL RETURN AMONG TRANSWITCH CORPORATION, THE SIC CODE 3674 INDEX, THE PEER GROUP AND THE NASDAQ COMPOSITE
                                     INDEX




LOGO

                             JUNE 14, 1995 DECEMBER 31, 1995 DECEMBER 31, 1996
                                  (%)             (%)               (%)
                             ------------- ----------------- -----------------
TranSwitch Corporation Com-
 mon Stock..................    100.00          121.92             57.53
SIC Code 3674 Index.........    100.00          100.77            162.23
Peer Group..................    100.00          160.23            250.99
Nasdaq Composite Index......    100.00          116.80            145.15

--------
 * The Corporation has elected to replace the Peer Group constructed by the Corporation with an index compiled by Media General Financial Services of Richmond, Virginia, of 40 publicly traded corporations in SIC Code 3674 (Semiconductors and Related Devices) (the "SIC Code 3674 Index") as the industry index for purposes of the performance graph. The SIC Code 3674 Index provides a broader representation of component vendors than did the Peer Group, which also included systems vendors. Moreover, an increasing tide of mergers and acquisitions among Peer Group companies has made the index difficult to maintain and diminished its usefulness as a yardstick to measure the Corporation's performance. The companies included in the Peer Group, which the SIC Code 3674 Index replaces, were C-Cube Microsystems Inc., Cascade Communications Corp., Cisco Systems, Inc., Digital Link Corp., Level One Communications Inc., Linear Technology Corp., Maxim Integrated Products, Inc., PairGain Technologies, Inc., Sierra Semiconductor Corp. and Summa Four, Inc.
** Prior to June 14, 1995, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period from that date through December 31, 1996.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to fiscal 1996 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in 1996, with the exception of John Haynes and Robert Pico. Mr. Haynes was late in filing his Initial Statement of Beneficial Ownership of Securities on Form 3 to reflect his ownership of the Corporation's securities as of May 5, 1996, the date he became an executive officer of the Corporation. The Form 3 was filed on June 4, 1996. Mr. Pico was late in filing his Statement of Changes in Beneficial Ownership of Securities on Form 4 to reflect his exercise on December 31, 1996 of an option to purchase shares of the Corporation's Common Stock. This transaction was reported on the Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 filed on February 6, 1997.

                     AMENDED AND RESTATED 1995 STOCK PLAN

  At the Annual Meeting, the stockholders are being requested to consider and approve an amendment to the Amended and Restated 1995 Stock Plan (the "Stock Plan") increasing the number of shares reserved for issuance thereunder by an additional 900,000 shares, for a total of 2,469,019 shares reserved for issuance thereunder. See "Proposal to Amend the Amended and Restated 1995 Stock Plan" below. Following is a summary of the material features of the Stock Plan.

STOCK PLAN

  The Stock Plan was adopted by the Board of Directors on April 11, 1995, approved by the Corporation's stockholders on April 19, 1995 and became effective on June 12, 1995. The Stock Plan currently provides for the issuance of a maximum of 1,569,019 shares of Common Stock pursuant to the grant to employees of Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the grant of Non-Qualified Stock Options (the "NQSOs"), stock awards ("Awards") or opportunities to make direct purchases of stock in the Corporation ("Purchases") to employees, consultants, directors and officers of the Corporation. As of April 15, 1997, 100 employees (including directors who are also employees of the Corporation and officers), 6 consultants and 6 non-employee directors are eligible to participate in the Stock Plan.

  The Stock Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of four outside directors, Dr. Charles Lee, James J. Millar, Dr. Albert E. Paladino and Dr. Steward S. Flaschen. Subject to the provisions of the Stock Plan, the Compensation Committee has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. The Compensation Committee determines the exercise price per share for NQSOs, Awards and Purchases under the Stock Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share for each ISO granted under the Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. An option is not transferable by the option holder except by will or by the laws of descent and distribution. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than three months following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

  On April 15, 1997, the market price, as reported by the Nasdaq National Market, of the Corporation's Common Stock, the class of stock underlying all options, awards and purchases subject to the Stock Plan, was $5.63 per share. As of April 15, 1997, options to purchase 1,375,880 shares of Common Stock at a weighted average exercise price of $6.49 per share were outstanding under the Stock Plan.

                                                   NUMBER OF SHARES UNDERLYING
                                                      OPTIONS GRANTED UNDER
                                                      THE STOCK PLAN AS OF
                NAME AND POSITION                        APRIL 15, 1997
                -----------------                  ---------------------------
Dr. Santanu Das...................................           110,000
 President and Chief Executive Officer
Michael F. Stauff.................................            34,800
 Senior Vice President, Chief Financial Officer
 and Treasurer
Robert G. Pico....................................            29,000
 Vice President, Business Development
Francisco A. Middleton............................            33,025
 Vice President, Transmission Products
Jitender Vij......................................            36,525
 Vice President, Systems Engineering
All current officers as a group (10) persons......           449,550
All current directors who are not officers as a               20,000
 group (6) persons................................
All employees who are not officers as a group.....           902,605

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS, AWARDS AND PURCHASES GRANTED UNDER THE STOCK PLAN IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THESE PLANS OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT. IN ADDITION THERE MAY BE FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES THAT ARE NOT DISCUSSED HEREIN.

  The following general rules are applicable under current United States federal income tax law to ISOs granted under the Stock Plan:

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Corporation is not entitled to a federal income tax deduction upon either the grant or exercise of an ISO.

    2. If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

    5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

    6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

    8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The following general rules are applicable under current federal income tax law to NQSOs granted under the Stock Plan.

    1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Corporation is not entitled to a federal income tax deduction by reason of such grant.

    2. The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

    3. When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. The Corporation generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO.

    5. An optionee may be entitled to exercise a NQSO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

    6. Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the Stock Plan:

  Under current federal income tax law, persons receiving Common Stock pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

       PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

ITEM NO. 1:

                  PROPOSAL RELATING TO ELECTION OF DIRECTORS

  The Board of Directors of the Corporation has nominated five persons for election as directors of the Corporation at the Annual Meeting (the "Nominees"). All of the Nominees are currently members of the Corporation's Board of Directors. The Nominees and the year they first joined the Board of Directors are:

            NOMINEE                                     YEAR FIRST JOINED BOARD
            -------                                     -----------------------
     Dr. Santanu Das...................................          1988
     Dr. Steward S. Flaschen...........................          1988
     Dr. Charles Lee...................................          1989
     Dr. Ljubomir Micic................................          1994
     Dr. Albert E. Paladino............................          1988

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE
                   NOMINEES AS DIRECTORS OF THE CORPORATION

  The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Nominee or for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the election of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the elections of directors. See "Voting Procedures" below.

ITEM NO. 2:

          PROPOSAL TO AMEND THE AMENDED AND RESTATED 1995 STOCK PLAN

  The Corporation's Amended and Restated 1995 Stock Plan (the "Stock Plan") was adopted by the Board of Directors on April 11, 1995 and approved by the stockholders of the Corporation on April 19, 1995. On March 6, 1997, the Board of Directors approved an amendment to the Stock Plan (the "Amendment") increasing the number of shares reserved for issuance thereunder by 900,000 shares, for a total of 2,469,019 shares available for issuance thereunder, subject to stockholder approval of the Amendment. At the Annual Meeting, the stockholders are being requested to consider and approve the Amendment.

  The Board of Directors believes that the Corporation's ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation's ability to provide such employment candidates long-term, equity-based incentives in the form of stock options as part of their compensation. As of April 15, 1997, 193,139 shares remained available for issuance under the Stock Plan. The Board of Directors believes that the remaining shares available for issuance under the Stock Plan are insufficient for such purposes.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR AMENDMENT OF THE
                                  STOCK PLAN

ITEM NO. 3:

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has served as the Corporation's auditors since fiscal 1993. It is expected that a member of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF KPMG
                         PEAT MARWICK LLP AS AUDITORS

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as director. On all other matters being submitted to stockholders of this meeting, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares voted to abstain, since they are not affirmative votes for this matter, will have the same affect as votes against the matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 23, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                             TRANSWITCH CORPORATION

                          SECOND AMENDED AND RESTATED
                                1995 STOCK PLAN
                                ---------------


     1.   PURPOSE. The purpose of the TranSwitch Corporation 1995 Stock Plan
          -------
(the "Plan") is to encourage key employees of TranSwitch Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code");
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options");
(c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

     2.   ADMINISTRATION OF THE PLAN.
          ---------------------------

          A.   BOARD OR COMMITTEE ADMINISTRATION.  The Plan shall be
               ---------------------------------
administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under
Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B.   COMMITTEE ACTIONS.  The Committee may select one of its members
               -----------------
as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C.   GRANT OF STOCK RIGHTS TO BOARD MEMBERS.  Subject to the
               --------------------------------------
provisions of the first sentence of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

     3.   ELIGIBLE EMPLOYEES AND OTHERS.  ISOs may be granted only to employees
          -----------------------------
of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

     4.   STOCK.  The stock subject to Stock Rights shall be authorized but
          -----
unissued shares of Common Stock of the Company, par value $.001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,469,019, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 400,000 of shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5.   GRANTING OF STOCK RIGHTS.  Stock Rights may be granted under the Plan
          ------------------------
at any time on or after April 11, 1995 and prior to April 11, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under Proposed Treasury Regulation
Section 1.162-27.

     6.   MINIMUM OPTION PRICE; ISO LIMITATIONS.
          -------------------------------------

          A.   PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES.  The
               -----------------------------------------------------
exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, and Awards and Purchases under the Plan with a purchase price per share less than the fair market value per share of Common Stock on the date of grant or authorization, as applicable, are intended to qualify as performance-based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan or Awards made or Purchases authorized under the Plan shall be exercisable or issued, as the case may be, only upon the attainment of a pre-established, objective performance goal established by the Committee. If the Committee grants Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock on the date of grant, or makes Awards or authorizes Purchases under the Plan with a purchase price per share less than the fair market value per share of Common Stock on the date of grant or authorization, as applicable, such grant or authorization will be submitted for, and will be contingent upon, shareholder approval.

          B.    PRICE FOR ISOS.  The exercise price per share specified in the
                --------------
agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply.

          C.   $100,000 ANNUAL LIMITATION ON ISO VESTING.  Each eligible
               -----------------------------------------
employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

          D.   DETERMINATION OF FAIR MARKET VALUE.  If, at the time an Option is
               ----------------------------------
granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7.   OPTION DURATION.  Subject to earlier termination as provided in
          ---------------
paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8.   EXERCISE OF OPTION.  Subject to the provisions of paragraphs 9 through
          ------------------
12, each Option granted under the Plan shall be exercisable as follows:

          A.   VESTING.  The Option shall either be fully exercisable on the
               -------
date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B.   FULL VESTING OF INSTALLMENTS.  Once an installment becomes
               ----------------------------
exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C.   PARTIAL EXERCISE.  Each Option or installment may be exercised
               ----------------
at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D.   ACCELERATION OF VESTING.  The Committee shall have the right to
               -----------------------
accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9.   TERMINATION OF EMPLOYMENT.  Unless otherwise specified in the
          -------------------------
agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY.
          -----------------

          A.   DEATH.  If an ISO optionee ceases to be employed by the Company
               -----
and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of
(i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

          B.   DISABILITY.  If an ISO optionee ceases to be employed by the
               ----------
Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11.  ASSIGNABILITY.  No Stock Right shall be assignable or transferable by
          -------------
the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

     12.  TERMS AND CONDITIONS OF OPTIONS.  Options shall be evidenced by
          -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13.  ADJUSTMENTS.  Upon the occurrence of any of the following events, an
          -----------
optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A.   STOCK DIVIDENDS AND STOCK SPLITS.  If the shares of Common Stock
               --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B.   CONSOLIDATIONS OR MERGERS.  If the Company is to be consolidated
               -------------------------
with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          C.   RECAPITALIZATION OR REORGANIZATION.  In the event of a
               ----------------------------------
recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          D.   MODIFICATION OF ISOS.  Notwithstanding the foregoing, any
               --------------------
adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E.   DISSOLUTION OR LIQUIDATION.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F.   ISSUANCES OF SECURITIES.  Except as expressly provided herein, no
               -----------------------
issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G.   FRACTIONAL SHARES.  No fractional shares shall be issued under
               -----------------
the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H.   ADJUSTMENTS.  Upon the happening of any of the events described
               -----------
in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14.  MEANS OF EXERCISING OPTIONS.  An Option (or any part or installment
          ---------------------------
thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15.  TERM AND AMENDMENT OF PLAN.  This Plan was adopted by the Board on
          --------------------------
April 11, 1995, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to April 11, 1996, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on April 10, 2005 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

     16.  CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS.  The Committee, at the
          ---------------------------------------------
written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

     17.  APPLICATION OF FUNDS.  The proceeds received by the Company from the
          --------------------
sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.  By accepting an ISO
          ----------------------------------------------
granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

     19.  WITHHOLDING OF ADDITIONAL INCOME TAXES.  Upon the exercise of a Non-
          --------------------------------------
Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or
(iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20.  GOVERNMENTAL REGULATION.  The Company's obligation to sell and deliver
          -----------------------
shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     21.  GOVERNING LAW.  The validity and construction of the Plan and the
          -------------
instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.


Date Approved by the Board of Directors of the Company: April 11, 1995

Date Approved by Stockholders of the Company: April 19, 1995

Amended and restated by the Board of Directors of the Company: January 25, 1996.

Amended and restated by the Board of Directors of the Company: March 6, 1997.

PROXY

                            TRANSWITCH CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 29, 1997

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            TRANSWITCH CORPORATION

     The undersigned, revoking all prior proxies, hereby appoints Dr. Santanu Das and Michael F. Stauff, and each of them alone, proxies, with full power of substitution, to vote all shares of Common Stock of TranSwitch corporation (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on Thursday, May 29, 1997, at 10:00 a.m., Connecticut time, at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut 06484, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 24, 1997, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.


           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

           Please sign exactly as your name(s) appear(s) on the books of the Corporation. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.


            Has your address changed?     Do you have any comments?

            _________________________     __________________________

            _________________________     __________________________

            _________________________     __________________________





                                                                         (OVER)

[X]  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.


--------------------------------------------------------------------------------
                            TRANSWITCH CORPORATION
--------------------------------------------------------------------------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSALS IN ITEMS, 2 AND 3, AND DISCRETIONARY AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                   [_]

     RECORD DATE SHARES:






                                                   -----------------------------
     Please be sure to sign and date this Proxy.   | Date                      |
--------------------------------------------------------------------------------
|                                                                              |
---- Stockholder sign here ------------------- Co-owner sign here---------------




1. To elect a Board of Directors for the ensuing year.

                     Dr. Santanu Das                            With-  For All
                 Dr. Steward S. Flaschen                For     hold   Except
                    Dr. Charles Lee
                   Dr. Ljubomir Micic                   [_]     [_]     [_]
                 Dr. Albert E. Paladino

INSTRUCTIONS: To withhold auhority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

                                                        For   Against  Abstain
2. To approve an amendment to the Corporation's
   Amended and Restated 1995 Stock Plan to              [_]     [_]     [_]
   increase the number of shares of Common Stock, par value $.001 per share, of the Corporation authorized to be issued thereunder by an additional 900,000 shares, for a total of 2,469,019 shares.

                                                        For   Against  Abstain
3. To ratify the selection of the firm of KPMG Peat
   Marwick LLP as independent auditors of the           [_]     [_]     [_]
   corporation for the fiscal year ending
   December 31, 1997.


4. To transact such other business as may properly come before the meeting.

   Please sign exactly as your name(s) appear(s) on the books of the Corporation. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.




DETACH CARD                                                          DETACH CARD